                               FOURTH AMENDMENT TO
                          CREDIT AND SECURITY AGREEMENT

     FOURTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT,  executed on the 8th day of  November,  2007,  to be  effective  on the 7th day of  November,  2007  (the
"Effective  Date"), by and among Blonder Tongue  Laboratories,  Inc., a Delaware corporation (the  "Borrower"),  Blonder Tongue  Investment  Company,  a Delaware
corporation  ("BTIC"),  National City Business Credit, Inc., an Ohio corporation
(the "Lender"),  and National City Bank, a national banking association,  as the
Issuer (the "Issuer") (this "Fourth Amendment").

                              W I T N E S S E T H:

     WHEREAS, pursuant to that certain Credit and Security Agreement,  effective
December 29, 2005, by and among the  Borrower,  BDR  Broadband,  LLC, a Delaware limited liability company ("BDR"),  the Guarantors party thereto, the Lender and the  Issuer,  as  amended  by that  certain  (i) First  Amendment  to Credit and
Security  Agreement,  effective March 30, 2006, by and among the Borrower,  BDR, the Guarantors party thereto,  the Lender and the Issuer, (ii) Letter Agreement, dated September 11, 2006, by and among the Borrower,  BDR, the Guarantors  party thereto,  the Lender and the Issuer,  (iii) Letter Agreement,  dated November 8,
2006, by and among the Borrower,  BDR, the Guarantors party thereto,  the Lender and the Issuer, (iv) Letter Agreement,  dated December 1, 2006, by and among the
Borrower,  BDR, the  Guarantors  party thereto,  the Lender and the Issuer,  (v)
Letter Agreement,  dated December 15, 2006, by and among the Borrower,  BDR, the
Guarantors  party thereto,  the Lender and the Issuer,  (vi) Second Amendment to
Credit and Security  Agreement,  effective  December 15, 2006,  by and among the
Borrower,  BDR, the  Guarantors  party  thereto,  the Lender and the Issuer (the
"Second Amendment"), (vii) Letter Agreement, dated May 1, 2007, by and among the
Borrower,  the Guarantors party thereto,  the Lender and the Issuer,  and (viii)
Third Amendment to Credit and Security  Agreement,  effective August 8, 2007, by and among the Borrower,  the Guarantors party thereto, the Lender and the Issuer
(as amended, the "Credit Agreement"),  the Lender, among other things,  extended to the  Borrower  (a) a revolving  credit  facility in the  aggregate  principal amount not to exceed  Seven  Million Five  Hundred  Thousand and 00/100  Dollars
($7,500,000.00) and (b) a term loan facility in the original principal amount of
Three Million Five Hundred Thousand and 00/100 Dollars ($3,500,000.00);

     WHEREAS,  the Borrower  desires to amend  certain  provisions of the Credit
Agreement,  and the  Lender  and the  Issuer  desire to permit  such  amendments pursuant to the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises contained herein and other valuable  consideration,  the  receipt  and  sufficiency  of  which  are  hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

     1. All  capitalized  terms  used  herein  which are  defined  in the Credit
Agreement shall have the same meaning herein as in the Credit  Agreement  unless the context clearly indicates otherwise.

     2. Section 1.1 of the Credit  Agreement  is hereby  amended by amending and restating the following definitions as follows:

     "Revolving  Interest  Rate" shall mean an interest  rate per annum equal to the sum of the Alternate Base Rate plus one and one quarter percent (1.25%).

     "Term Loan Rate" shall mean an interest  rate per annum equal to the sum of the Alternate Base Rate plus one and one quarter percent (1.25%).

     3. Section 6.5 of the Credit  Agreement  is hereby  deleted in its entirety and in its stead is inserted the following:

     6.5 Financial Covenants.

     (a) Maintain a Fixed Charge Coverage Ratio (for BTL and its Subsidiaries on
a  consolidated  basis) of not less than 1.10 to 1.00  calculated as of the last day of the fiscal  quarter  ending March 31,  2007,  for the period equal to the four (4) consecutive fiscal quarters then ending, and as of the last day of each fiscal  quarter  thereafter,  for the period  equal to the four (4)  consecutive fiscal quarters then ending.

     (b) Not permit EBITDA to be less than: (i) Zero and 00/100 Dollars  ($0.00)
calculated  as of October 31, 2007,  for the period  beginning  October 1, 2007, through and including October 31, 2007, (ii) negative Three Hundred Seventy-Five
Thousand and 00/100 Dollars  (-$375,000.00)  calculated as of November 30, 2007, for the period beginning  November 1, 2007,  through and including  November 30,
2007,  and (iii) Two Hundred  Fifty  Thousand and 00/100  Dollars  ($250,000.00)
calculated as of December 31, 2007, for the period  beginning  December 1, 2007, through and including December 31, 2007.

     (c) Not  permit  Undrawn  Availability  to be less than Two  Hundred  Fifty
Thousand and 00/100 Dollars ($250,000.00) at any time.

     4.  Article 6 of the Credit  Agreement is hereby  amended by inserting  the following new Section 6.10 of the Credit Agreement:

     6.10 Inventory Appraisal.

     (i)  Engage an  appraiser  acceptable  to the  Lender  for the  purpose  of conducting an updated  inventory  appraisal to be completed on or about December
14,  2007,  which  shall  establish,   among  other  things,  the  "net  orderly
liquidation  value"  estimates for various  categories of BTL's  finished  goods inventory,  and be otherwise in form and substance  satisfactory  to the Lender,
(ii) cause such appraiser,  and hereby authorizes and directs such appraiser to, deliver a copy of the completed appraisal directly to the Lender and communicate directly with the Lender in connection  with the appraisal and (ii) pay all fees and costs associated with the appraisal when due.

     5. The  provisions  of Sections 2 through 4 and 6 of this Fourth  Amendment shall not become effective until the Lender has received the following,  each in form and substance acceptable to the Lender:

     (a) this Fourth Amendment, duly executed by each Loan Party, the Lender and the Issuer;

     (b) a copy of the  executed  engagement  letter by and  between  BTL and an appraiser  acceptable to the Lender,  in form and substance  satisfactory to the
Lender;

     (c) an  amendment/waiver  fee in the amount of Fifteen  Thousand and 00/100
Dollars ($15,000.00);

     (d)  payment  of all  costs and  expenses  including,  without  limitation, reasonable  attorneys'  fees and  disbursements  incurred  by the  Lender on its behalf or on behalf of the Issuer in connection with this Fourth Amendment; and

     (e) such other documents as may be reasonably requested by the Lender.

     6. Pursuant to Section 6.5 of the Credit Agreement, BTL agreed, among other things,  to maintain a Fixed Charge Coverage Ratio (for BTL and its Subsidiaries
on a consolidated basis) of not less than 1.10 to 1.00 calculated as of the last day of the fiscal quarter ending September 30, 2007, for the period equal to the four (4) consecutive  fiscal  quarters then ending.  BTL has informed the Lender that  BTL will not  maintain  a Fixed  Charge  Coverage  Ratio  (for BTL and its
Subsidiaries  on a consolidated  basis) of not less than 1.10 to 1.00 calculated as of the last day of the fiscal  quarter  ending  September  30, 2007,  for the period equal to the four (4) consecutive fiscal quarters then ending.  Please be advised that the Lender hereby waives the requirement  that BTL maintain a Fixed
Charge Coverage Ratio (for BTL and its Subsidiaries on a consolidated  basis) of not less than 1.10 to 1.00  calculated as of the last day of the fiscal  quarter ending  September  30, 2007,  for the period  equal to the four (4)  consecutive fiscal quarters then ending

     7. Each Loan Party hereby reconfirms and reaffirms all  representations and warranties,  agreements  and  covenants  made by it  pursuant  to the  terms and conditions  of the  Credit  Agreement  and the Other  Documents,  except as such representations  and  warranties,  agreements and covenants may have  heretofore been  amended,  modified  or waived in  writing  in  accordance  with the Credit
Agreement or the Other Documents, as applicable.

     8. Each Loan Party acknowledges and agrees that, except for such documents, instruments  or  agreements  that were  released in  connection  with the Second
Amendment,  each and every document,  instrument or agreement,  if any, which at any time has secured payment of the Obligations  including,  but not limited to,
(i) the Credit Agreement, (ii) Blocked Account Agreements,  (iii) each Guaranty,
(iv) the Pledge Agreements,  (v) the Intellectual  Property Security  Agreement,
(vi) the Mortgage,  (vii) the Lease  Assignment,  and (vii) all UCC-1  financing statements  executed in connection  therewith,  hereby continue to secure prompt payment when due of the Obligations.

     9. Each Loan Party  hereby  represents  and warrants to the Lender that (i)
such Loan Party has the legal power and  authority  to execute and deliver  this
Fourth  Amendment;  (ii) the officers of such Loan Party  executing  this Fourth
Amendment  have each been duly  authorized  to execute and  deliver  this Fourth
Amendment and all other documents executed in connection  herewith and bind such
Loan  Party  with  respect  to the  provisions  hereof  and  thereof;  (iii) the execution  and  delivery  hereof by such  Loan  Party  and the  performance  and observance by such Loan Party of the provisions  hereof and all other  documents executed  or to be  executed  herewith,  do not  violate  or  conflict  with the organizational  documents of such Loan Party or any Law  applicable to such Loan
Party or result in a breach of any  provision of or  constitute a default  under any other agreement or instrument or order, writ, judgment, injunction or decree to which  such  Loan  Party is a party or by which it is bound or to which it is subject;  and (iv) this Fourth Amendment and all other documents  executed or to be  executed  by such Loan Party in  connection  herewith  constitute  valid and binding  obligations  of such  Loan  Party  in  every  respect,  enforceable  in accordance with their respective terms.

     10. Each Loan Party represents and warrants that (i) except as set forth in
Section 14, no Event of Default  exists under the Credit  Agreement or the Other
Documents,  nor will any occur as a result of the execution and delivery of this
Fourth Amendment or the performance or observance of any provision hereof,  (ii)
the Schedules  attached to and made a part of the Credit  Agreement are true and correct as of the date  hereof  and there are no  modifications  or  supplements thereto and (iii) it presently has no claims or actions of any kind at Law or in equity  against the Lender  arising out of or in any way  relating to the Credit
Agreement or the Other Documents.

     11.  Each  reference  to the  Credit  Agreement  that is made in the Credit
Agreement  or any  other  document  executed  or to be  executed  in  connection therewith shall hereafter be construed as a reference to the Credit Agreement as amended hereby.

     12. The  agreements  contained in this Fourth  Amendment are limited to the specific agreements contained herein. Except as amended hereby, all of the terms and  conditions of the Credit  Agreement  shall remain in full force and effect.
This Fourth Amendment amends the Credit Agreement and is not a novation thereof.

     13. This Fourth Amendment may be executed in any number of counterparts and by the different parties hereto on separate  counterparts each of which, when so executed,  shall  be  deemed  an  original,  but  all  such  counterparts  shall constitute but one and the same instrument.

     14. This Fourth  Amendment shall be governed by, and shall be construed and enforced  in  accordance  with,  the Laws of the  Commonwealth  of  Pennsylvania without  regard to the  principles  of the  conflicts of law thereof.  Each Loan
Party hereby consents to the jurisdiction and venue of the Court of Common Pleas of Allegheny  County,  Pennsylvania and the United States District Court for the
Western  District of  Pennsylvania  with  respect to any suit  arising out of or mentioning this Fourth Amendment.

                           [INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF,  the parties hereto,  by their officers  thereunto duly authorized,  have  executed  this  Agreement  as of the day and year first above written to be effective on the Effective Date.

                           BORROWER:

                           Blonder Tongue Laboratories, Inc.

                           By:    /s/  Eric Skolnik
                           Name:  Eric Skolnik
                           Title: Senior Vice President

                           GUARANTOR:

                           Blonder Tongue Investment Company

                           By:    /s/  Eric Skolnik
                           Name:  Eric Skolnik
                           Title: Vice President

                           LENDER:

                           National City Business Credit, Inc., as Lender

                           By:    /s/ Terry A. Graffis
                           Name:  Terry A. Graffis
                           Title: Vice President

                           ISSUER:

                           National City Bank, a national banking association,
                           as Issuer

                           By:    /s/ Terry A. Graffis
                           Name:  Terry A. Graffis
                           Title: Vice President

                                 Acknowledgment

STATE OF NEW JERSEY                                               )
                                                                  )        SS:
COUNTY OF                                                         )

     On this, the _____ day of November,  2007, before me, a Notary Public,  the undersigned officer, personally appeared  ______________________________________
who  acknowledged  himself/herself  to be the  ____________________  of  Blonder
Tongue  Laboratories,  Inc., a Delaware  corporation (the  "Company"),  and that he/she as such  officer,  being  authorized  to do so,  executed  the  foregoing instrument for the purposes therein contained by himself/herself as such officer on behalf the Company.

         IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                           ______________________________
                                                    Notary Public

My Commission Expires:

                                 Acknowledgment

STATE OF NEW JERSEY                                         )
                                                            )        SS:
COUNTY OF                                                   )

     On this, the _____ day of November,  2007, before me, a Notary Public,  the undersigned officer, personally appeared  ______________________________________
who  acknowledged  himself/herself  to be the  ____________________  of  Blonder
Tongue  Investment  Company,  a Delaware  corporation (the "Company"),  and that he/she as such  officer,  being  authorized  to do so,  executed  the  foregoing instrument for the purposes therein contained by himself/herself as such officer on behalf the Company.

         IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                            ______________________________
                                            Notary Public

My Commission Expires: